UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   August 1, 2010

SOUTHERN NATURAL GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On August 1, 2010, Norman G. Holmes was appointed as our President.  Mr. Holmes, age 54, has served as Senior Vice President and Chief Commercial Officer since 2006 and as a member of the Management Committee since our conversion to a general partnership in November 2007.  He served as Vice President, Business Development from 1999 to 2006 and as a director from November 2005 to November 2007.  Mr. Holmes also currently serves as President of Tennessee Gas Pipeline Company, a wholly-owned subsidiary of El Paso Corporation, and Senior Vice President of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P.

As a majority-owned subsidiary of El Paso Corporation, the compensation of our executive officers, including the compensation of Mr. Holmes, is set by El Paso Corporation, and we have no control over the compensation determination process.  In connection with his appointment as our President and also as president of Tennessee Gas Pipeline Company, El Paso Corporation granted Mr. Holmes an equity award on August 2, 2010 consisting of 20,121 stock options and 7,893 shares of restricted stock.  The awards were granted pursuant to the terms and conditions of the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated, and in each case will vest in full three years from the date of grant.

Mr. Holmes replaces James C. Yardley as our President.  Mr. Yardley remains a member of the Management Committee.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

	By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: August 3, 2010